Exhibit 99.2

Ferguson plc: Share Repurchase Program

WOKINGHAM, England—June 16, 2023— Ferguson plc (the "Company") announces that, in continuation of its $3.0 billion share repurchase program (the "Program"), it has entered into a non-discretionary arrangement with its brokers J.P. Morgan Securities PLC and J.P. Morgan Securities LLC (together, “JPMS”) commencing from June 16, 2023 and ending no later than October 5, 2023.  JPMS, an independent third party, will make trading decisions concerning the timing of the purchases of the Company's shares independently of the Company. JPMS will carry out the instruction through the acquisition by JPMS, as principal for resale to, or agent on behalf of, the Company, of ordinary shares in the Company. JPMS may undertake transactions in shares (which may include sales and hedging activities, in addition to purchases which may take place on any available trading venue or on an over the counter basis) during the period of this tranche of the Program in order to manage its market exposure under this tranche of the Program. Disclosure of such transactions will not be made by JPMS as a result of or as part of this tranche of the Program, but JPMS will continue to make any disclosures it is otherwise legally required to make.

The maximum pecuniary amount allocated to this tranche of the Program is £100 million.  The value of shares repurchased by the Company under the Program pursuant to the various arrangements entered into with its brokers will not, in aggregate, exceed US$3,000 million.

The Company's shareholders generally authorized the Company to purchase up to a maximum of 20,845,062 of its ordinary shares at its Annual General Meeting held on November 30, 2022. Pursuant to such authority, the Company intends to continue purchasing shares under the Program. The Company anticipates that it will request a similar general authority from shareholders at its 2023 Annual General Meeting expected to be held in November 2023 pursuant to which (to the extent the Program has not been completed by then) purchases of shares under the Program will continue. The aggregate number of shares acquired under such authority by the Company pursuant to the Program shall not exceed the maximum number of shares which the Company is authorized to purchase pursuant to such general authority. It is intended that any shares repurchased under the Program will be transferred into treasury.

The purpose of the Program is to reduce the capital of the Company. To the extent required, the Company may in the future use the repurchased shares to satisfy share awards. Any purchases of shares by the Company in relation to this tranche of the Program will be carried out on the London Stock Exchange and/or the New York Stock Exchange (in accordance with the terms of the arrangement entered into with JPMS) and in accordance with (and subject to the limits prescribed by) the Company's general authority to repurchase shares granted by its shareholders, the Market Abuse Regulation 596/2014 (as it forms part of UK law pursuant to the European Union (Withdrawal) Act 2018), Rule 10b5-1 and Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended.

About Ferguson plc

Ferguson plc (NYSE: FERG; LSE: FERG) is a leading value-added distributor in North America providing expertise, solutions and products from infrastructure, plumbing and appliances to HVAC, fire, fabrication and more. We exist to make our customers' complex projects simple, successful and sustainable. Ferguson is headquartered in the U.K., with its operations and associates solely focused on North America and managed from Newport News, Virginia. For more information, please visit http://www.corporate.ferguson.com or follow us on LinkedIn https://www.linkedin.com/company/ferguson-enterprises.

Cautionary note regarding forward-looking statements
Certain information in this announcement is forward-looking within the meaning of the United States Private Securities Litigation Reform Act of 1995, including with relation to our share repurchase program and its purpose and timetable. Forward-looking statements cover all matters which are not historical facts and speak only as of the date on which they are made. Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "intend," “expect,” “anticipate,” or other variations or comparable terminology. Many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: risks associated with the relocation of our primary listing to the US and any volatility in our share price and shareholder base in connection therewith; weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other factors beyond our control, including any macroeconomic or other consequences of the current conflict in Ukraine; failure to rapidly identify or effectively respond to direct and/or end customers' wants, expectations or trends, including costs and potential problems associated with new or upgraded information technology systems; adverse impacts caused by the COVID-19 pandemic (or related variants); unsuccessful execution of our operational strategies; and other risks and uncertainties set forth under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023 filed with the Securities and Exchange Commission (“SEC”) on June 7, 2023, in our Annual Report on Form 10-K filed with the SEC on September 27, 2022, and in other filings we make with the SEC in the future. Forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Inquiries
Brian Lantz Vice President, IR and Communications +1 224 285 2410 Brian.lantz@ferguson.com
Pete Kennedy Director, Investor Relations +1 757 603 0111 Peter.kennedy@ferguson.com

Media Inquiries
John Pappas Director, Financial Communications +1 484 790 2727 John.pappas@ferguson.com